                                                                     Exhibit 3.7


                                                          FEDERAL IDENTIFICATION
                                                          NO.   04-2495703
                                                             -------------------

                       THE COMMONWEALTH OF MASSACHUSETTS
-----------                  William Francis Galvin
Examiner                 Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)
-----------
Name
Approved       We,         Mitchell G. Tyson             President,
                   -------------------------------------,
            and          Robert L. Birnbaum              Assistant Clerk,
                ----------------------------------------,
            of             PRI Automation, Inc.
               ----------------------------------------------------------------,
                          (Exact name of corporation)

            located at       805 Middlesex Turnpike, Billerica, MA 01821
                       --------------------------------------------------------,
                         (Street address of corporation in Massachusetts)

            certify that these Articles of Amendment affecting articles numbered:


                                             3
            --------------------------------------------------------------------
                 (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

            of the Articles of Organization were duly adopted at a meeting held on January 16, 1998 by vote of:

            10,541,574   shares of     Common Stock    of  15,298,656  shares outstanding,
            -------------         ---------------------   ------------
                              (type, class & series, if any)

                         shares of                     of              shares outstanding, and
            -------------         ---------------------   ------------
                              (type, class & series, if any)

                         shares of                     of              shares outstanding,
            -------------         ---------------------   ------------
                              (type, class & series, if any)

C
P           /1/ being at least a majority of each type, class or series
M           outstanding and entitled to vote thereon:
R.A.


            /1/ For amendments adopted pursuant to Chapter 156B, Section 70.
            Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of
----------- separate 8  1/2 x 11 sheets of paper with a left margin of at least
P.C. 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


--------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
   TYPE         NUMBER OF SHARES         TYPE       NUMBER OF SHARES   PAR VALUE
--------------------------------------------------------------------------------
Common:                                Common:         24,000,000       $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                             Preferred:         400,000       $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Change the total authorized to:



--------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
   TYPE         NUMBER OF SHARES         TYPE       NUMBER OF SHARES   PAR VALUE
--------------------------------------------------------------------------------
Common:                                Common:         50,000,000       $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                             Preferred:         400,000       $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                           .
                     ---------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this  30/th/ day of  January   , 1998,
                                           ---------      ------------


              /s/ Mitchell G. Tyson                           , President
--------------------------------------------------------------

              /s/ Robert L. Birnbaum                          , Assistant Clerk.
--------------------------------------------------------------

                       THE COMMONWEALTH OF MASSACHUSETTS


                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


        ===============================================================

          I hereby approve the within Articles of Amendment and, the filing fee in the amount of $26,000 having been paid, said articles are deemed to have been filed with me this 2nd day of February, 1998.



          Effective date: February 2, 1998



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:


               Robert L. Birnbaum, Esq.
               -----------------------------------------------------------------
               Foley, Hoag & Eliot LLP
               One Post Office Square
               -----------------------------------------------------------------

               Boston, MA 02109-2170
               -----------------------------------------------------------------